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EXHIBIT 99.1

Regal Entertainment Group Reports Results for First Quarter 2003
and Declares Quarterly Dividend of $0.15 per Share

        Knoxville, Tennessee—April 22, 2003—Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States under the Regal Cinemas, United Artists Theatres, Edwards Theatres and Hoyts Cinemas brands and its media company, Regal CineMedia, today announced first quarter 2003 results.

        Total revenue for the quarter ended March 27, 2003 was $528.1 million, a 2.4% decrease from pro forma total revenue of $541.0 million for the first quarter of 2002. Net income increased 1.7% to $35.3 million in the first quarter of 2003 compared to pro forma net income of $34.7 million in the comparable quarter of 2002. Earnings per diluted share, excluding merger and restructuring expenses (net of related tax effect), decreased 10.0% to $0.27 for the first quarter of 2003 compared to the pro forma amount of $0.30 during the first quarter of 2002. Adjusted EBITDA(1) of $108.1 million for the quarter ended March 27, 2003 decreased 8.8% from the comparable period in 2002 and represented an Adjusted EBITDA margin of 20.5%. A reconciliation of net cash provided by operating activities and operating income to Adjusted EBITDA is provided in the financial schedules accompanying this press release.

        Historical total revenue, net income and earnings per diluted share for the first quarter of 2002 were $414.1, $10.6 million and $0.19. The historical results for the 2002 period include the results of operations for Regal Cinemas Corporation for all periods subsequent to January 29, 2002, the results of operations for United Artists Theatres for all periods subsequent to January 3, 2002 and the results of operations for Edwards Theatres for all periods.

        Regal's Board of Directors also today declared a cash dividend of $0.15 per Class A and Class B common share, payable on June 13, 2003, to stockholders of record on May 27, 2003. The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

        "Regal is pleased to report solid first quarter results and Adjusted EBITDA in a challenging box office environment," stated Mike Campbell, CEO of Regal Entertainment Group's theatre operations and Co-CEO of Regal Entertainment Group. "During the quarter we worked diligently to achieve a successful closing of the Hoyts acquisition," Campbell continued. "It's in this type of box office environment where Regal's operating model, superior management and strong margins all contribute to our ongoing success," Campbell stated.

        During the first quarter of 2003, Regal CineMedia Corporation, a subsidiary of Regal Entertainment Group, continued to make business development progress. Kurt Hall, Chief Executive Officer of Regal CineMedia and Co-CEO of Regal Entertainment Group stated, "We continue to make progress in the deployment of our Digital Content Network and the development of new in-theatre advertising and marketing products and alternative content and programming for distribution across that digital network. With over 2,400 screens now deployed in 20 markets and the launch of The 2wenty, we have started to create advertising sales traction as marketers begin to understand the value of our higher quality, more cost effective national in-theatre marketing platform. We have also begun to see sales momentum in our CineMeetings division as we have refined our product offerings, executed our marketing plans and scaled those business communications services across our national platform."

Forward-looking Statements:

        This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in the risk factors contained in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2003. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

        Regal Entertainment Group management will conduct a conference call to discuss first quarter 2003 results on April 22, 2003 at 9:30 a.m. (Eastern Time). Interested parties can listen to the call live on the Internet through the investor relations section of the Company's Web site: www.REGmovies.com, or by dialing (888) 462-4030 (Domestic) and (706) 643-3791 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. When prompted, ask for either the Regal Entertainment Group conference call or conference #9297515. A replay of the call will be available beginning approximately two hours following the call. Those interested in listening to the replay of the conference call should dial 800-642-1687 (Domestic) and (706) 645-9291 (International) and enter the conference ID #9297515. In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company's Web site: www.REGmovies.com.

Annual Meeting:

        Stockholders are cordially invited to attend the Annual Meeting of Stockholders of Regal Entertainment Group, which will be held on May 7, 2003 at 11:30 a.m. (Eastern Time) at our offices located at 7132 Regal Lane, Knoxville, Tennessee 37918.

About Regal Entertainment Group

        Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company's theatre circuit, comprising Regal Cinemas, United Artists Theatres, Edwards Theatres, and Hoyts Cinemas operates 6,159 screens in 567 locations in 39 states. Regal operates approximately 17% of all screens in the United States including theatres in 42 of the top 50 U.S. Designated Market Areas and growing suburban markets. We believe that the size, reach and quality of the Company's theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations and, through Regal CineMedia, develop new sources of revenue and cash flow by utilizing Regal's existing asset base.

        Regal CineMedia is a wholly owned subsidiary of Regal Entertainment Group focusing on the expansion and development of advertising and new uses for Regal's theatre assets, while at the same time enhancing the movie-going experience. The Regal CineMedia marketing, sales and advertising group develops in-theatre advertising and promotions and digital out-of-home advertising via video screens in fast service restaurants. Regal CineMedia operates other divisions that focus on meetings and special productions in a theatre environment, including the presentation of live sports and entertainment events, as well as the sale of group tickets and gift certificates.

        Additional information is available on the Company's Web site at www.REGmovies.com or www.regalcinemedia.com

# # #

Financial Contacts:	Media Contact:
Don De Laria Regal Entertainment Group Vice President—Investor Relations 865-925-9685 don.delaria@REGmovies.com	Dick Westerling Regal Entertainment Group Senior Vice President—Marketing 865-925-9539 dick.westerling@REGmovies.com

Historical Consolidated Statements of Operations

For the Fiscal Quarters Ended 3/27/03 and 3/28/02(2)

(dollars in millions, except per share data)

	Quarter Ended March 27, 2003	Quarter Ended March 28, 2002
Revenues:
Admissions	$361.3	$286.2
Concessions	137.5	113.8
Other operating revenues	29.3	14.1

Total revenues	528.1	414.1
Operating expenses:
Film rental and advertising costs	186.0	146.8
Cost of concessions	19.4	15.8
Rent expense	63.1	51.9
Other theatre operating expenses	136.9	103.0
General and administrative expenses	14.6	15.9
Merger and restructuring expenses and amortization of deferred stock compensation	2.2	7.9
Depreciation and amortization	35.9	27.7
Gain on disposal and impairment of operating assets	(2.6)	(0.1)

Operating income	72.6	45.2
Interest expense, net	13.7	14.4
Gain on extinguishment of debt	—	(1.2)
Minority interest in earnings of consolidated subsidiaries	0.3	8.7
Other expense (income), net	(0.1)	0.4

Income before income taxes	58.7	22.9
Provision for income taxes	23.4	12.3

Net income	$35.3	$10.6

Diluted earnings per share	$0.26	$0.19
Diluted earnings per share, excluding merger and restructuring expenses, net of related tax effect	$0.27	$0.28
Weighted average number of diluted shares outstanding (millions)	137.0	55.9

Regal Entertainment Group

Consolidated Historical Summary Balance Sheet Information(2)

(dollars in millions)

	As of March 27, 2003	As of December 26, 2002
Cash and cash equivalents	$323.2	$276.0
Total assets	2,299.2	2,310.2
Total debt	670.6	678.4
Stockholders' equity	1,290.9	1,270.8

Regal Entertainment Group

Pro Forma Consolidated Statements of Operations

For the Fiscal Quarters Ended 3/27/03 and 3/28/02

(dollars in millions, except operating and per share data)

	Quarter Ended March 27, 2003	Quarter Ended March 28, 2002
Revenues:
Admissions	$361.3	$374.0
Concessions	137.5	148.3
Other operating revenues	29.3	18.7

Total revenues	528.1	541.0
Operating expenses:
Film rental and advertising costs	186.0	190.3
Cost of concessions	19.4	21.0
Rent expense	63.1	62.4
Other theatre operating expenses	136.9	131.2
General and administrative expenses	14.6	17.6
Merger and restructuring expenses and amortization of deferred stock compensation	2.2	10.8
Depreciation and amortization	35.9	34.9
Loss (gain) on disposal and impairment of operating assets	(2.6)	0.4

Operating income	72.6	72.4
Interest expense, net	13.7	15.2
Minority interest in earnings of consolidated subsidiaries	0.3	—
Other expense (income), net	(0.1)	0.4

Income before income taxes	58.7	56.8
Provision for income taxes	23.4	22.1

Net income	$35.3	$34.7

Diluted earnings per share	$0.26	$0.25
Diluted earnings per share, excluding merger and restructuring expenses, net of related tax effect	$0.27	$0.30
Weighted average number of diluted shares (millions):	137.0	137.2
Operating Data:
Theatres at period end	515	553
Screens at period end	5,605	5,829
Average screens per theatre	10.9	10.5
Attendance (in thousands)	58,348	63,300
Average ticket price	$6.19	$5.91
Average concessions per patron	$2.36	$2.34

Pro Forma Results

        We have presented pro forma results of operations for the quarter ended March 28 2002 because (i) our historical results do not include a full quarter of operating results for Regal Cinemas Corporation or United Artists Theatres for the quarter ended March 28, 2002, and (ii) our capital structure changed significantly since the quarter ended March 28, 2002. We believe the pro forma results of operations presented herein are more useful in understanding our operating results.

        Regal Entertainment Group's 2002 pro forma results of operations assumes (i) a full quarter of operating results for all subsidiaries, (ii) the contribution by Anschutz and the exchange by several minority shareholders of their equity interests in our subsidiaries, (iii) the issuance of $150 million of indebtedness and the repayment of Edwards Theatres indebtedness and the redemption of Edwards preferred stock and (iv) the effects of the Company's initial public offering in May 2002. Such information is presented for comparative purposes only and does not purport to represent what our results of operations would actually have been had these transactions occurred on the date indicated or to project our results of operations for any future period or date. The basis for the Company's pro forma results is detailed in its prospectus dated May 8, 2002.

Reconciliation of Net Cash Provided by Operating Activities and Operating Income to Adjusted EBITDA

Quarter Ended March 27, 2003
Net cash provided by operating activities	$77.5
Changes in working capital items and other	(4.9)

Operating income	72.6
Depreciation and amortization	35.9
Minority interest and other expense (income), net	(0.2)

EBITDA	108.3
Gain on disposal and impairment of operating assets	(2.6)
Merger and restructuring expenses and amortization of deferred stock compensation	2.2
Minority interest and other expense (income), net	0.2

Adjusted EBITDA(1)	$108.1

(1)
Adjusted EBITDA (income from operations before depreciation and amortization expense, merger and restructuring expenses and amortization of deferred stock compensation, (gain) loss on disposal and impairment of operating assets, minority interest in earnings of consolidated subsidiaries and other expense (income), net) was approximately $108.1 million, or 20.5% of total revenues, for the quarter ended March 27, 2003. We believe Adjusted EBITDA provides a useful measure of cash flows from operations for our investors because Adjusted EBITDA is an industry comparative measure of cash flows generated by our operations prior to the payment of interest and taxes and because it is a primary financial measure used by management to assess the performance of our Company. Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitute for net income or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our profitability or liquidity. In addition, not all funds depicted by Adjusted EBITDA are available for management's discretionary use. For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company's Annual Report on Form 10-K filed with the

  Securities and Exchange Commission on March 26, 2003. Adjusted EBITDA, as calculated, may not be comparable to similarly titled measures reported by other companies.

(2)
Regal Entertainment Group's historical results for the 2002 period include the results of operations for Regal Cinemas Corporation for all periods subsequent to January 29, 2002, the results of operations for United Artists Theatres for all periods subsequent to January 3, 2002 and the results of operations for Edwards Theatres for all periods.

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  EXHIBIT 99.1